EXHIBIT 99.1

Extraction Oil & Gas Provides Fourth Quarter and Full-Year 2016

Production; Volumes Exceed Previous Production Guidance; Announces

Year-End 2016 Proved Reserves

DENVER – February 7, 2017 – Extraction Oil & Gas, Inc. (NASDAQ: XOG), (“Extraction,” or the “Company”), an oil and gas exploration and production company with primary assets in the Wattenberg Field in the Denver-Julesburg Basin of Colorado (“the DJ Basin”), today announced fourth quarter 2016 and full-year estimated production volumes and provided year-end 2016 estimated proved reserves quantities. Extraction expects to release its fourth quarter 2016 financial and operating results after the close of trading on March 13, 2017.

2016 Highlights

•	Production volumes exceeded previous guidance on all three streams for the fourth quarter and full year 2016
•	Estimated 2016 production of 5.3 million barrels of oil (“MMBbl”) and 10.9 million barrels of oil equivalent (“MMBoe”), a 34% and 54% increase over 2015, respectively
•	Estimated fourth quarter production of 1.5 MMBbl and 3.5 MMBoe, a 28% and 57% increase from Q4-15, respectively
•	Year-end 2016 estimated proved reserves of 238 MMBoe, an approximate 50% increase over year-end 2015 proved reserves
•	First quarter 2017 completion schedule tracking as expected, with first wells already beginning flow-back
•	Cash position at year-end 2016 of approximately $589 million with a fully undrawn revolver

Estimated Production Exceeds Guidance on All Three Streams

The Company estimated 2016 annual net daily production to be 14,446 barrels of oil per day (“Bbl/d”) and 29,891 barrels of oil equivalent per day (“Boe/d”), both in excess of the previously stated guidance midpoint of 14,210 Bbl/d and 29,000 Boe/d, respectively.

For the fourth quarter of 2016, the Company estimated net oil production of 16,076 Bbl/d, exceeding the guidance midpoint of 15,136 Bbl/d.  Average daily equivalent production for the fourth quarter of 2016 was 38,161 Boe/d, significantly exceeding the guidance range of 35,000 to 36,000 Boe/d due to incremental NGL and natural gas volumes.

The Company exited 2016 with estimated production of 35,476 Boe/d, outpacing the previous guidance range of 32,000 to 33,000 Boe/d. Extraction defines its exit rate as being the average production for the month of December.

Extraction will provide further detailed production and unit cost comparisons when it reports fourth quarter 2016 financial and operating results on March 13, 2017.

A reconciliation of annual and fourth quarter 2016 guidance and estimated actuals for net oil, liquids and natural gas can be found in the tables below:

	2016 Guidance	Estimated 2016
	Midpoints	Full Year Results	% Outperformance
Net Equivalent Sales (Boe/d)	29,000
% Oil	49%
Net Oil Sales (Boe/d)	14,210	14,446	2%

Net Equivalent Sales (Boe/d)	29,000
% Liquids	69%
Net Liquids Sales (Boe/d)	20,010	20,687	3%

Net Equivalent Sales (Boe/d)	29,000
% Gas	31%
Net Gas Sales (Boe/d)	8,990
Net Gas Sales (Mmcf/d)	53,940	55,223	2%

Net Equivalent Sales (Boe/d)	29,000	29,891	3%

	2016 Guidance	Estimated
	Midpoints	Q4-16 Results	% Outperformance

Oil
Full Year Oil Sales (Bbl/d)	14,210
Nine months ended 9/30/16	13,899
Implied 4Q-16 Oil Sales (Bbl/d)	15,136	16,076	6%

Liquids
Full Year Liquids Sales (Bbl/d)	20,010
Nine months ended 9/30/16	19,297
Implied 4Q-16 Liquids Sales (Bbl/d)	22,135	24,827	12%

Gas
Full Year Gas Sales (Mmcf/d)	53,940
Nine months ended 9/30/16	46,902
Implied 4Q-16 Gas Sales (Mmcf/d)	74,901	80,004	7%

Total
Full Year Equivalent Sales (Boe/d)	29,000
Nine months ended 9/30/16	27,114
Implied 4Q-16 Equivalent Sales (Boe/d)	34,618	38,161	10%

Estimated Proved Reserves

Extraction’s estimated 2016 year-end proved reserves are 238 MMBoe, a 50% increase when compared to year-end 2015 proved reserves of 159 MMBoe.  Year-end 2016 reserves are comprised of approximately 91 MMBbl of oil and 153 MMBbl of liquids.  The composition of reserves at the end of 2016 were 64% liquids with 20% of the reserves classified as proved developed.

In accordance with Securities and Exchange Commission (“SEC”) guidelines, Extraction’s proved reserves at December 31, 2016 were computed using SEC pricing of $42.75 per barrel of crude oil and $2.49 per million British Thermal Units for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials.  Prices adhere to the SEC requirement to use the un-weighted arithmetic average of the first-day-of-the-month price for the preceding twelve months without giving effect to derivative transactions.

Reserve estimates for 2016 were prepared by Extraction’s independent reservoir engineering consultant, Ryder Scott Company, L.P.

Management Comment

Commenting on reserves and production growth, Extraction’s Chairman and CEO Mark Erickson said: “We are very proud of both our annual and fourth quarter production results as well as our growth in proved reserves.  Production exceeded the midpoint of our stated guidance for all three streams on both a fourth quarter and full-year basis.  In addition, we are on schedule with first-

production dates of our pads for the first quarter as previously announced.  The first of these wells are already beginning flow-back with encouraging early results. Consistent with our stated completion schedule from our December guidance call, we will likely have a small volume decline from our fourth quarter exit rate through the first quarter, due to the majority of wells with first quarter production dates coming online late in the quarter.  We remain on track for our large production ramp to commence during the second quarter, leading to a substantial expected growth rate in the second half of 2017.”

“Given that our wells produce a higher percentage of oil at the beginning of their life cycle, it is important to note that during reporting periods where fewer wells are turned to production, we expect to temporarily have a higher percentage of natural gas and NGLs.  Conversely, in reporting periods where we turn a greater number of wells to production, we expect to see higher percentages of crude oil in the production mix.  This is all accounted for in our previous guidance which reflects an average for the full year.”

“It is also important to note that our lease operating expense and our cash general and administrative expense, on a per-barrel equivalent basis, are not directly proportional to our volumes given their fixed nature and are therefore expected to decrease substantially over the year on a per-barrel equivalent basis as volumes increase.  The annual amount we have provided in our guidance is an average over the year.”

“Lastly, the Grand Mesa pipeline went into service in November 2016. For the fourth quarter, Extraction realized approximately $6 million of deficiency charges, which we believe are immaterial to the business. During 2017, we expect these deficiency charges to decrease as we increase volumes. In the future, we believe our access to this pipeline will benefit us with firm low-cost transportation to market as basin activity continues to increase.”

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

For further information, please contact Mr. Rusty Kelley, Chief Financial Officer of Extraction Oil & Gas, Inc. at +1.720.557.8300

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with our initial public offering and in subsequent public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.